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                                                                   EXHIBIT 10.1

                   AGREEMENT FOR INVESTMENT BANKING SERVICES


     THIS AGREEMENT is entered into this November 25, 1996, by and between GORGES/QUIK-TO-FIX FOODS, INC., a Delaware corporation (the "Corporation"), and CGW SOUTHEAST MANAGEMENT III, L.L.C., a Delaware limited liability company ("CGW").

                                   BACKGROUND

     CGW has heretofore provided investment banking services to the Company in connection with the transactions contemplated by that certain Asset Purchase Agreement, dated October 17, 1996, among the Corporation, Tyson Foods, Inc., Tyson Holding Company and Gorges Foodservice, Inc. (the "Asset Purchase Agreement"), and in connection with structuring and negotiating certain senior credit facilities and the terms of the issuance and sale by the Corporation of senior subordinated notes and in arranging for contributions to the equity capital of the Corporation (collectively, the "Financings"). The Corporation desires to continue to engage CGW to provide such investment banking services in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement and the Financings.

                                   AGREEMENT

     For and in consideration of the above premises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

     1. SCOPE OF CONSULTING SERVICES. CGW has provided and agrees to continue to provide to the Corporation investment banking and advisory services in connection with the structuring and negotiation of the transactions contemplated by the Asset Purchase Agreement and the Financings and the consummation of such transactions.

     2. COMPENSATION. For the services rendered by CGW as herein described, upon consummation of the transactions provided for in the Asset Purchase Agreement and the Financings the Corporation shall pay to CGW Two Million Six Hundred Fifty Thousand Dollars ($2,650,000) (the "Fee"). The Fee shall be paid at the time of the consummation of such transactions by wire transfer of immediately available funds.

     3. EXPENSES. The Corporation shall reimburse CGW for all of CGW's costs and expenses (other than ordinary overhead) reasonably incurred in connection with providing the investment banking services hereunder. Such reimbursements shall be paid to CGW upon submission by CGW of all documentation ordinarily required by the Corporation's policy on reimbursement of expenses.
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     4.   INDEPENDENT CONTRACTOR.  CGW is and shall be an independent contractor, and no employment or agency relationship between the Corporation and CGW is intended to be created hereby.

     5.   INDEMNIFICATION.

          (a) The Corporation shall indemnify and hold harmless CGW and its affiliates, their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, employees and agents of CGW or any of CGW's affiliates (each such person being an "Indemnified Person") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with CGW's engagement hereunder.

          (b) The Corporation shall reimburse each Indemnified Person for all reasonable expenses (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with CGW's engagement hereunder, whether or not pending or threatened and whether or not any Indemnified Person is a party; provided however, that if a final judicial determination is made that any losses, claims, damages or liabilities (or expenses related thereto) have resulted from the bad faith or gross negligence of any Indemnified Person, then each Indemnified Person will remit to the Corporation any amounts reimbursed under this subparagraph 8(b).

          (c) The Corporation will not be responsible for any losses, claims, damages or liabilities (or expenses related thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Indemnified Person. The Corporation further agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Corporation or to any person claiming through the Corporation (including, without limitation, equity holders and creditors of the Corporation) for or in connection with CGW's engagement hereunder except for any such liability for losses, claims, damages or liabilities incurred by the Corporation that are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Person. If multiple claims are brought against CGW in an arbitration, with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Corporation agrees that any arbitration award shall be

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               conclusively deemed to be based on claims as to which
               indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

          (d) The Corporation agrees that each Indemnified Person is entitled to retain separate counsel of its choice in connection with any of the matters to which the indemnification and reimbursement commitments set forth in subparagraphs 8(a) and 8(b) above relate.

          (e) No Indemnified Person seeking indemnification, reimbursement or contribution under this Agreement will, without the Corporation's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in this subparagraph 8(a) above.

          (f) The foregoing rights to indemnity and contribution shall be in addition to any rights that CGW and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of CGW's engagement. The Corporation hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought against CGW or any other Indemnified Person.

          (g) The Corporation and CGW agree that if any indemnification or reimbursement sought pursuant to this Section 8 is finally judicially determined to be unavailable (except by reason of the gross negligence or bad faith of any Indemnified Person), then, whether or not CGW is the person entitled to indemnification or reimbursement, the Corporation and CGW shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Corporation on the one hand, and CGW on the other, in connection with the transaction to which such indemnification or reimbursement relates, and other equitable considerations; provided however, that in no event shall the amount to be contributed by CGW exceed the amount of the fee actually received by CGW hereunder.

     6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                       GORGES/QUIK-TO-FIX FOODS, INC.


                                       By: /s/ James A. O'Donnell
                                           ------------------------------------
                                           Name: James A. O'Donnell
                                                 ------------------------------
                                           Title: President
                                                  -----------------------------


                                       CGW SOUTHEAST MANAGEMENT L.L.C.


                                       By: /s/ William A. Davies
                                           ------------------------------------
                                           Name: William A. Davies
                                                 ------------------------------
                                                 Managing Director

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